UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2025

Fortress Net Lease REIT
(Exact name of registrant as specified in its charter)

Maryland	000-56632	92-1937121
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1345 Avenue of the Americas New York, NY	10105
(Address of principal executive offices)	(Zip Code)

(212) 798-6100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On November 20, 2025, FNLR OP LP, as borrower (the “Borrower”), Fortress Net Lease REIT, as guarantor (the “Company”), the other guarantors party thereto (together with the Company, the “Guarantors” and, collectively with the Borrower, the “Loan Parties”), entered into that certain Fourth Amendment to Credit Agreement and Incremental Facilities Confirmation (the “Fourth Amendment”) with each lender party thereto, and Bank of America, N.A. (“BofA”), as administrative agent (the “Administrative Agent”), amending that certain Credit Agreement, initially dated August 13, 2024 and as most recently amended on July 25, 2025, among the Loan Parties, the lenders party thereto and the Administrative Agent.

Pursuant to the Fourth Amendment, the aggregate principal amount of the Credit Facilities was increased from $1,275,000,000 to $1,650,000,000 in the form of (i) an increase in the aggregate commitments to the revolving credit facility from $1,047,500,000 to $1,347,500,000 (the “Revolving Credit Facility”), and (ii) an increase in the aggregate outstanding principal amount of the term loan from $227,500,000 to $302,500,000 (the “Term Loan Facility” and, together with the Revolving Credit Facility, the “Credit Facilities”). In addition, the Fourth Amendment expanded the accordion feature to permit future increases in the aggregate principal amount of the Credit Facilities up to $2,500,000,000, introduced a new multicurrency tranche (the “Multicurrency Tranche”) under the Revolving Credit Facility to allow borrowings in certain alternative currencies (including Euro, British Pound Sterling and Canadian Dollar), and temporarily increased the borrowing base advance rate to 65% from 60% through March 31, 2026.

The Credit Facilities are unsecured obligations of the Loan Parties. At the option of the Borrower, the Credit Facilities will bear interest at either (i) a rate equal to term secured overnight financing rate (“SOFR”) or daily simple SOFR (or, for Multicurrency Tranche borrowings, the applicable alternative currency benchmark such as EURIBOR, SONIA or Term CORRA) plus a margin ranging from 1.40% to 1.90%, or (ii) a base rate based on the highest of (A) Federal Funds Rate plus 0.50%, (B) BofA’s prime rate, (C) Term SOFR plus 1.00% and (D) 1.00%, plus a margin ranging from 0.40% to 0.90%. The Revolving Credit Facility is subject to a per annum fee based on the daily unused portion of the facility ranging from 0.15% to 0.25% and is payable quarterly in arrears. The Credit Facilities are prepayable, in whole or in part, at any time without premium or penalty.

The Credit Facilities contain various restrictions and covenants applicable to the Loan Parties, including limitations on indebtedness, liens and investments, and requirements to maintain certain financial ratios. The Credit Facilities also contain customary events of default. If an event of default under the Credit Facilities occurs and is continuing, then the Administrative Agent may declare any outstanding obligations under the Credit Facilities to be immediately due and payable. In addition, if the Borrower becomes the subject of voluntary or involuntary proceedings under any bankruptcy, insolvency or similar law, then any outstanding obligations under the Credit Facilities will automatically become due and payable.

The foregoing description is only a summary of the material provisions of the Fourth Amendment and the Credit Facilities and is qualified in its entirety by reference to the full text of the Fourth Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”) and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1
Fourth Amendment to Credit Agreement and Incremental Facilities Confirmation, dated November 20, 2025, by and among FNLR OP LP, as borrower, Fortress Net Lease REIT, as guarantor, the other guarantors party thereto, each lender party thereto, and Bank of America, N.A., as administrative agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 26, 2025

Fortress Net Lease REIT

	By:	/s/ Avraham Dreyfuss
	Name:	Avraham Dreyfuss
	Title:	Chief Financial Officer